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                               OWOSSO CORPORATION

                     EXECUTIVE SALARY CONTINUATION AGREEMENT


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                     EXECUTIVE SALARY CONTINUATION AGREEMENT

         This Executive Salary Continuation Agreement ("Agreement") is made effective this 27th day of August, 2001 between Owosso Corporation, a Pennsylvania corporation (the "Company"), and the employee identified on the signature page hereof (the "Employee").

         WHEREAS, the Employee is presently employed by the Company and serves as an officer and key member of the Company's management team; and

         WHEREAS, the Company considers it essential to foster the employment and retention of key management personnel; and

         WHEREAS, the board of directors of the Company recognizes that a change in control of the Company may occur, and that such possibility, and the uncertainty that may arise among management as a result thereof, may cause the departure or distraction of key management personnel to the detriment of the Company; and

         WHEREAS, the board of directors of the Company has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of key members of the Company's management to their assigned duties without distraction in the face of potentially disturbing circumstances arising from a change in control of the Company;

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, the parties hereto agree as follows:

         Section 1. Definitions. For purposes of this Agreement, the following terms shall have the meanings specified in this Section unless the context clearly otherwise requires:

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         (a) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

         (b) "Base Salary" shall mean the total cash remuneration (excluding bonus payments, incentive compensation and any amounts payable under this Agreement) earned by the Employee on an annualized basis in all capacities with the Company and its Subsidiaries and/or Affiliates determined as of the date on which this Agreement requires any payment of Base Salary to be calculated and paid to the Employee hereunder.

         (c) "Board" shall mean the board of directors of the Company.

         (d) "Cause" shall mean:

             (i) commission of any criminal offense involving dishonesty or breach of trust or any felony or any crime of moral turpitude;

             (ii) commission of an act of fraud upon or materially evidencing bad faith toward the Company;

             (iii) willful refusal to perform duties reasonably assigned by the Company; and

             (iv) willful violation of any state or federal law or corporate policy relating to employment discrimination, other than an isolated, non-recurring violation arising from his performance of his normal duties.

         (e) "Change of Control" shall be deemed to have taken place if any Person (except the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, any Person organized, appointed or established by the Company for or pursuant to the terms of any such employee benefit plan, together with all Affiliates and Associates of such Person, and any Person on the date hereof owning directly or beneficially twenty percent (20%) or more of the outstanding Common Stock of the Company and permitted transferees of such Persons, but not their transferees) shall become the direct or beneficial owner in the aggregate of fifty percent (50%) or more of the Common Stock of the Company then outstanding. For purposes hereof, "permitted transferees" shall be limited to ancestors, lineal descendents, spouses or spouses of ancestors or lineal descendents, or a trust for the primary benefit of any of the foregoing permitted transferees.

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         (f) "Change of Control Period" shall mean the two (2) year period following any Change of Control that takes place during the term hereof.

         (g) "Code" shall mean the Internal Revenue Code of 1986, as amended.

         (h) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         (i) " "Person" shall mean any individual, firm, corporation, partnership, sole proprietorship, limited liability company, joint venture, trust, association, organization or entity of any other type, whether or not for profit.

         (j) "Release" means that portion of this Agreement to which reference is made in Section 18 hereof.

         (k) "Securities Act" shall mean the Securities Act of 1933, as amended.

         (l) "Subsidiary" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

         (m) "Termination of Employment" shall mean the termination of the Employee's employment with the Company either:


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             (v)   initiated by the Company, other than for (A) a disability
which qualifies the Employee for benefits under the Company's long term disability plan or (B) Cause; or

             (vi) initiated by the Employee following one or more of the following occurrences:

                   (A) material reduction by the Company of the authority, duties or responsibilities of the Employee;

                   (B) any removal of the Employee from the officer and/or management positions with the Company and its Subsidiaries held by the Employee, if the effect thereof is to reduce any of the Employee's rights under or compensation opportunities or levels with respect to, or participation in, any bonus, compensation, retirement or other compensatory or benefit plan of the Company;

                   (C) a reduction by the Company in the Employee's Base Salary;

                   (D) a transfer of the Employee, without the Employee's express written consent, to a location which would require the Employee to commute a one-way distance to such new location from the Employee's principal residence greater than the longer of (i) 30 miles and (ii) one hundred twenty five percent (125%) of the one-way distance being traveled by the Employee immediately prior to such transfer; or

                   (E) any breach by the Company of any provision hereof, including any failure of the Company to comply with and satisfy Section 12 of this Agreement, after demand by Employee and failure to cure.

         Section 2. Severance Compensation in the Event of a Termination of Employment During a Change of Control Period. In the event of a Termination of Employment at any time during a Change of Control Period, the Company shall pay to the Employee in a lump sum, within thirty (30) days after the date of Termination of Employment, an amount equal to one year's Base Salary (the date on which such payment is made, if sooner than the expiration of such 30-day period, or the 30th day following the date of Termination of Employment, whichever first occurs, is herein referred to as the "Section 2 Payment Date").


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         Section 3. Other Payments and Obligations of the Company in the Event
of a Termination of Employment During a Change of Control Period. In the event of a Termination of Employment during a Change of Control Period, the Company shall also:

         (a) pay to the Employee within thirty (30) days after the date of Termination of Employment:

             (i) unless the Employee has exercised such options, an amount equal to the excess, if any, of the aggregate fair market value of the Company's Common Shares subject to all stock options outstanding and unexercised as of the date of Termination of Employment, whether vested or unvested, granted to the Employee, over the aggregate exercise price of all such stock options in respect of which the fair market value exceeds the exercise price. For purposes of this paragraph, fair market value shall mean the highest of (A) the closing price of the Company's Common Shares on the business day immediately preceding the date of Termination of Employment, if such Common Shares are publicly traded at such date, (B) if such Common Shares are not publicly traded at the date of Termination of Employment, the value determined by an independent appraiser, such appraiser to be selected by the Employee and to be reasonably satisfactory to the Company (the fees and expenses of such appraiser to be borne by the Company), or (C) the highest per share price of the Company's Common Shares paid (in connection with the Change of Control or at any time thereafter) by the Person or group whose acquisition of the Company's Common Shares has given rise to a Change of Control; and

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             (ii)  an amount equal to the Employee's unused vacation days valued in accordance with the Company's historic basis of compensating terminated executive employees for unused vacation days; and

             (iii) a lump sum amount equal to the highest bonus amount and incentive awards actually paid to the Employee in any of the three fiscal years prior to the date of Termination of Employment; and

         (b) continue or cause to be continued for eighteen (18) whole months after the date of Termination of Employment, medical, dental, life, disability, automobile and other benefits substantially equivalent in all material respects to those presently furnished by the Company and its Subsidiaries to the Employee, which benefits are listed on Schedule 3-b hereto, together with such other benefits as may hereafter be afforded to employees of the Company generally; provided, however, that the obligation of the Company to provide such benefits shall cease at such time as the Employee is employed on a full time basis by a Person not owned or controlled by the Employee that provides the Employee, on substantially the same cost-sharing basis between the Company and the Employee in effect immediately prior to the Change of Control, with medical, dental, life, disability and other benefits substantially equivalent in all material respects to those furnished by the Company and its Subsidiaries to the Employee immediately prior to the Change of Control; and provided further that if the Company is prohibited from continuing such benefits for the Employee for any reason, the Company shall reimburse the Employee for the Employee's cost of obtaining comparable benefits coverage for such period; and

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         (c) on the Section 2 Payment Date, pay to the Employee in a lump sum an additional amount to fully compensate for any taxes payable by the Employee as a result of any of the benefits paid or provided to or obtained by the Employee under Section 3(b) hereof, if and to the extent that such benefits are currently provided by the Company on a tax-free basis to the Employee, computed at the highest applicable marginal rate of federal income taxation for the calendar year in which the benefit to which such taxes are attributable is received or deemed to have been received.

         Section 4. Salary Continuation and Retention Bonus Compensation.

         (a) Notwithstanding anything herein to the contrary, the Employee shall be entitled to receive and the Company shall pay a retention bonus in an amount equal to six (6) months' Base Salary payable to the Employee in a lump sum on October 18, 2001 if the Employee remains in continuous employment with the Company from the date hereof through October 18, 2001, provided, however, that such amount shall be paid earlier upon the first to occur of either of the following events: (i) upon a notice of termination of the Employee other than for Cause at any time prior to October 18, 2001; or (ii) upon a Change of Control at any time prior to October 18. 2001. The retention bonus provided herein above shall be in addition to any other benefit, payment or entitlement under this Agreement or otherwise.

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         (b) In addition to the lump sum retention bonus payable as provided above, upon any notice of termination of the Employee other than for Cause, whether prior to, on or after October 18, 2001, the Company shall: (i) continue to pay the Employee's Base Salary for nine (9) whole months after such notice of termination if such termination does not constitute a Termination of Employment during a Change of Control Period in respect of which the Employee receives the lump sum payment pursuant to Section 2; and (ii) if not a Termination of Employment during a Change of Control Period, continue or cause to be continued for twelve (12) whole months after such notice of termination medical, dental, life, disability, automobile and other benefits substantially equivalent in all material respects to those furnished by the Company and its Subsidiaries to the Employee immediately prior to the notice of termination; provided, however, that the obligation of the Company to provide such benefits shall cease at such time as the Employee is employed on a full time basis by a Person not owned or controlled by the Employee that provides the Employee, on substantially the same cost-sharing basis between the Company and the Employee in effect immediately prior to the notice of termination, with medical, dental, life, disability and other benefits substantially equivalent in all material respects to those furnished by the Company and its Subsidiaries to the Employee immediately prior to the notice of termination; and provided further that if the Company is prohibited from continuing such benefits for the Employee for any reason, the Company shall reimburse the Employee for the Employee's cost of obtaining comparable benefits coverage for such period; and (iii) whether or not such termination constitutes a Termination of Employment during a Change of Control Period, procure and provide out-placement services for Employee, at a cost to the Company not to exceed $15,000.

         Section 5. Agreement to Provide Services; Right To Terminate. Nothing in this Agreement shall be construed as giving the Employee any right to be retained in the employ of the Company. The Company or the Employee may terminate the Employee's employment at any time, subject to the Company's irrevocable and unconditional obligation to provide the benefits set forth in this Agreement.

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         Section 6. Enforcement.

         (a) In the event that the Company shall fail or refuse to make payment of any amounts due or payable to the Employee under this Agreement within the respective time periods provided herein, or shall fail or refuse to make payment of any amounts due or payable to the Employee otherwise than under this Agreement, the Company shall pay to the Employee, in addition to the payment of any other sums provided in this Agreement, interest, compounded daily, on any amount remaining unpaid from the date payment is required until paid in full to the Employee, at the rate from time to time announced by First Union National Bank as its "prime rate" plus two percent (2%), each change in such rate to take effect on the effective date of the change in such prime rate.

         (b) It is the intent of the parties that the Employee not be required to incur any expenses associated with the enforcement of his or her rights under this Agreement by arbitration, litigation or other legal action because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Employee hereunder. Accordingly, the Company shall pay the employee on demand the amount necessary to reimburse the Employee in full for all expenses (including all attorneys' fees and legal expenses) incurred by the Employee in enforcing any of the obligations of the Company under this Agreement, plus interest as provided in (a) above from the date such expense is incurred by the Employee until the Employee is reimbursed in full.

         Section 7. No Mitigation. The Employee shall not be required to mitigate the amount of any payment or benefit provided for in this Agreement by seeking other employment or otherwise.

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         Section 8. Non-exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Employee's continuing or future participation in or rights under any benefit, bonus, incentive or other plan or program provided by the Company or any of its Subsidiaries or Affiliates and for which the Employee may qualify.

         Section 9. No Set-Off. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any setoff, counterclaim, recoupment, defense or other right or claim that the Company or any of its Subsidiaries may have against the Employee or others.

         Section 10. Parachute Payments.

         (a) The payments under this Agreement ("Agreement Payments") will be made without regard to whether the deductibility of such payments (considered together with any other entitlements or payments otherwise paid or due to the Employee) would be limited or precluded by Section 280G of the Code and without regard to whether such payments would subject Employee to an excise tax under
Section 4999 of the Code (or any similar tax that may hereafter be imposed) (the "Excise Tax"). If payment of the Agreement Payments results in the imposition of the Excise Tax, the Company shall promptly determine and pay Employee an additional amount (the "Additional Payment") such that, after the payment of all federal and state income, employment and excise taxes on both the Agreement Payments and the Additional Payment made pursuant to this Section 10, Employee will be in the same after-tax position as if no Excise Tax had been imposed.

         (b) The Company shall reimburse the Employee, on a current basis, for all legal and accounting fees and related expenses incurred by the Employee in connection with the determination of the Additional Payment under this Section, regardless of whether the Employee's claim for such Additional Payment is upheld by a court of competent jurisdiction.

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         Section 11. Term of Agreement. The term of this Agreement shall be for two (2) years from the date hereof, provided, however, that after a Termination of Employment at any time during a Change of Control Period, this Agreement shall remain in effect until all of the obligations of the parties hereunder are satisfied or have expired.

         Section 12. Successor Company. The Company shall require any immediate successor or successors (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to the Employee, to acknowledge expressly that this Agreement is binding upon and enforceable against the Company in accordance with the terms hereof, and to become jointly and severally obligated with the Company to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession or successions had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement. As used in this Agreement. the Company shall mean the Company as hereinbefore defined and any such immediate successor or successors to its business and/or assets, jointly and severally.

         Section 13. Notice. All notices and other communications required or permitted hereunder or necessary or convenient in connection herewith shall be in writing and shall be delivered personally or mailed by registered or certified mail, return receipt requested, or by overnight express courier service, as follows:

    If to the Company, to:

         Owosso Corporation
         2200 Renaissance Blvd.
         Suite 150
         King of Prussia, PA 19406

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If to the Employee, to:

         To the address set forth on
         the signature page hereof.

or to such other names or addresses as the Company or the Employee, as the case may be, shall designate by notice to the other party hereto in the manner specified in this Section. Any such notice shall be deemed delivered and effective when received in the case of personal delivery, five (5) days after deposit, postage prepaid, with the U.S. Postal Service in the case of registered or certified mail, or on the next business day in the case of overnight express courier service.

         Section 14. Governing Law. This Agreement shall be governed by and interpreted under the laws of the Commonwealth of Pennsylvania without giving effect to any conflict of laws provisions.

         Section 15. Contents of Agreement, Amendment and Assignment.

         (a) This Agreement supersedes all prior agreements and sets forth the entire understanding between the parties hereto with respect to the subject matter hereof (but not as to any bonus. compensation. retirement or other plans of the Company) and cannot be changed. modified, extended or terminated except upon written amendment executed by the Employee and approved by the Board and executed on the Company's behalf by a duly authorized officer. The provisions of this Agreement may provide for payments to the Employee under compensation, retirement or bonus plans under circumstances where such plans would not provide for payment thereof. It is the specific intention of the parties that the provisions of this Agreement shall supersede any provisions to the contrary in such plans, and such plans shall be deemed to have been amended to correspond with this Agreement without further action by the Company or the Board.

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         (b) All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, representatives, successors and assigns of the parties hereto.

         Section 16. Severability. If any provision of this Agreement or application thereof to anyone or under any circumstances shall be determined by a court of competent jurisdiction to be invalid or unenforceable, such invalidity or enforceability shall not affect any other provisions or applications of this Agreement which can be given effect without the invalid or unenforceable provision or application, and it is the desire and intent of the parties that the court modify any such provision so determined to be invalid or unenforceable so as to make such provision valid and enforceable in accordance with applicable law.

         Section 17. Remedies Cumulative; No Waiver. No right conferred upon the Employee by this Agreement is intended to be exclusive of any other right or remedy, and each and every such right or remedy shall be cumulative and shall be in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity. No delay or omission by the Employee in exercising any right, remedy or power hereunder or existing at law or in equity shall be considered as a waiver thereof.

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         Section 18. Release.

         (a) In consideration for the promises and benefits set forth herein, Employee (for himself and all dependents, heirs, executors, administrators, legal representatives, assigns, and/or any others who have or may have a claim by or through him) hereby irrevocably releases and discharges the Company from any and all suits, causes of action, claims, demands, charges, complaints, obligations and/or actions of any sort whatsoever, whether in law or equity, direct or indirect, which Employee ever had, now has, or hereinafter can or may have against the Company, from the beginning of time to the date of this Release, including but not limited to any and all claims relating to or in any way arising out of any aspect of Employee's employment relationship and/or his separation from employment with the Company. This Release specifically includes, but is not limited to, any and all claims for wrongful discharge, constructive discharge, breach of contract (whether express or implied), claims for wages and employee benefits and any and all forms of employment discrimination in violation of any federal, state or local statute, ordinance, executive order, or common law doctrine (including but not limited to claims for discrimination on the basis of race, color, religion, sex, national origin, age and/or mental or physical disability, whether asserted under the Civil Rights Act of 1991, Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. ss. 2000e et seq, the Civil Rights Act of 1870, 42 U.S.C. ss. 1981, The Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C. ss. 621 et seq, The Rehabilitation Act of 1972, as amended, 29 U.S.C. ss. 701, et seq, and/or under any other applicable federal, state or local antidiscrimination law), claims asserted under the Family Medical Leave Act, 29 U.S.C. ss. 2611 et seq (and any applicable leave statute), any and all claims asserted under the United States Constitution, any and all suits in tort (including but not limited to, any claims for misrepresentation, defamation, wrongful termination, interference with contract or with prospective economic advantage, tortious infliction of emotional distress and/or negligence) as well as any and all claims for additional compensation or damages of whatsoever kind arising in connection with Employee's employment relationship and/or separation from employment with the Company. In addition, this Release specifically includes all claims for costs and/or attorneys' fees, if any, incurred by Employee in connection with any aspect of his employment relationship and/or his separation from employment with the Company.

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         (b) Employee understands that this Release extends to all of the aforementioned actions, whether now known or unknown, suspected or unsuspected, and that this constitutes an essential material term of this Agreement.

         (c) Employee understands and acknowledges the significance and consequence of this Release and of such specific waiver and expressly consents that this Release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected claims, demands, obligations and causes of action, if any, as well as those relating to any other claims, demands, obligations or causes of action herein above-specified.

         (d) All remedies at law or in equity shall be available for the enforcement of the Release. This Release may be pleaded as a full bar to the enforcement of any claim which Employee may have against the Company.

         (e) Employee further agrees that neither he nor any person or entity acting on his behalf will file, charge, claim, sue or permit to be filed, charged or claimed, any action for legal or equitable relief against the Company involving any matter occurring at any time or related in any way whatsoever to Employee's employment relationship with the Company or involving any continuing effects of any acts which may have occurred during Employee's employment with the Company.

         (f) Employee hereby acknowledges that he is acting of his own free will, that he has been afforded a period of not less than twenty-one (21) days within which to read and consider the terms of this Release, that he has been encouraged to seek the advice of counsel with respect hereto, and that he fully understands all of the provisions and effects of this Release. In addition, Employee hereby acknowledges that neither the Company nor any of its agents, representatives or attorneys have made any representations concerning the terms of this Release other than those contained herein.

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         (g) Employee acknowledges that he is fully aware that he remains free to revoke this Release for a period of seven (7) days following the execution by him of this document by providing written notice to the Company of his intention to revoke within the seven-day period in question. Employee further understands that his Release shall not become effective or enforceable until the seven-day revocation period has expired.

         Section 19. Miscellaneous. All Section headings are for convenience only. This Agreement may be executed in several counterparts, each of which is an original. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

         IN WITNESS WHEREOF, the undersigned, intending to be legally bound, this Agreement as of the date first above written.

Attest:                             OWOSSO CORPORATION


/s/ George B. Lemmon, Jr.           By: /s/ John R. Reese
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Secretary                                  Title:  Chairman of the Board



                                    EMPLOYEE

/s/ Jean Kennedy                    /s/ Kirk E. Moore
----------------------------------  -----------------------------------------

Witness                             Name: KIRK E. MOORE

                                    Address:

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